STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

OFFICE OF THE
SECRETARY OF STATE

CHINA NUVO SOLAR ENERGY, INC.

NV

Job:C20110628-3378
July 1, 2011

Special Handling Instructions:
07-01-11 FSC/DESIGNATION/EMAIL/ALF

Charges

Description	Document Number	Filing Date/Time	Qty	Price	Amount
Amended Designation	20110479864-22	6/28/2011 2:10:39 PM	1	$175.00	$175.00
Total					$175.00

Payments

Type	Description	Amount
Credit	282109|11070194984397	$175.00
Total		$175.00

Credit Balance: $0.00

Job Contents:
File Stamped Copy(s): 1

CHINA NUVO SOLAR ENERGY, INC.

NV

150301

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Amendment to Certificate of Designation After Issuance of Class or Series

(PURSUANT TO NRS 78.1955)

Filed in the office of	Document Number 20110479864-22
Ross Miller Secretary of State State of Nevada	Filing Date and Time 06/28/2011 2:10 PM
	Entity Number C5577-1996

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Certificate of Designation For Nevada Profit Corporations
(Pursuant to NRS 78.1955 - After Issuance of Class or Series)

1. Name of corporation:

China Nuvo Solar Energy, Inc.

2. Stockholder approval pursuant to statute has been obtained.

3. The class or series of stock being amended:

Series A Preferred Stock

4. By a resolution adopted by the board of directors, the certificate of designation is being amended as follows or the new class or series is:

The Company and the holders of the Series A Preferred stock have agreed to amend the conversion terms of the preferred stock to equal 100% of the stated value divided by 50% of the average of the three lowest day closing bid prices of the Company's common stock for the 10 trading days immediately preceding the conversion date.

5. Effective date of filing: (optional) June 24, 2011

(must not be later than 90 days after the certificate is filed)

6. Signature: (required)

X [signature]

Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.